Exhibit 99.1
CROWDGATHER TO PRESENT AT RODMAN AND RENSHAW ANNUAL GLOBAL INVESTMENT CONFERENCE – GROWTH TRACK

Woodland Hills, CA.  September 3, 2009 --- One of the leading networks of forum communities on the Internet, CrowdGather (OTCBB:CRWG), today announced that the company's Chairman and CEO Sanjay Sabnani, will present to investors at the 2009 Rodman & Renshaw Annual Global Investment Conference in the Growth Track to be held September 9-11 at the New York Palace Hotel in New York City.  The company’s presentation will be on September 11th at 2:50pm ET in the Adams Salon, and the powerpoint to be used is available for download immediately on the company’s website at: http://bit.ly/z4kuA

“Being invited to present at our first Investment Banking conference is a milestone for our relatively new Company,” said Sanjay Sabnani, CrowdGather’s Chairman and CEO.  “We are excited to explain our unique business story to members of Wall Street.”

Additional information about the Rodman & Renshaw Annual Global Investment Conference can be found at: http://www.rodm.com/conferences.

About CrowdGather, Inc.

With its growing portfolio of special interest forums and enthusiast message board communities, CrowdGather has created a centralized network to benefit forum members, forum owners and forum advertisers.  CrowdGather provides a highly interactive and informational social network for members, a management and revenue-sharing resource for third-party forum owners, and a largely untapped advertising network for marketers worldwide.

This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and the Company’s growth and business strategy.  Words such as “expects”, “will”, “intends”, “plans”, “believes”, “anticipates”, “hopes”, “estimates”, and variations on such words and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, changes in the Company’s business; competitive factors in the market(s) in which the Company operates; risks associated with operations outside the United States; and other factors listed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

For additional information, please contact:

Investor Contact:	Barry Gross
Gross Capital, Inc.
Phone: 361-949-4999
Email: crowdgather@grosscapital.com

Media Contact:	Sanjay Sabnani
Phone: 818-435-2472 x 101
Email: sanjay@crowdgather.com